YOUNG,
                                                           CRAIG
                                                        +  COMPANY
                                                           ----------------
                                                           CERTIFIED PUBLIC
                                                           ACCOUNTANTS


                      CONSENT OF YOUNG, CRAIG + COMPANY,   Dennis A. Young, CPA
                                                           Janet L. Craig, CPA
                                                           Raymond H. Skitt, CPA
                                                           Robert D. Galen, CPA
                              INDEPENDENT AUDITORS         David L. Heacock, CPA


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-________) pertaining to the Forensic Technologies Corporation 1992 Stock Option Plan, As Amended, of our report dated July 25, 1996, with respect to the Teklicon, Inc. at March 31, 1996 financial statements and the year then ended, included in its Current Report on Form 8-K dated December 31, 1996, filed with the Securities and Exchange Commission.




December 31, 1996


                                       /s/ Young, Craig + Company LLP